UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported)      April 2, 2004
                                                      ---------------

                         CALYPTE BIOMEDICAL CORPORATION.
              Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


000-20985                                        06-1226727
Commission File No.                              I.R.S. Employer Identification




1265 HARBOR BAY PARKWAY,
ALAMEDA, CA                                                        94502
Address of principal executive offices                             Zip Code


(510) 749-5100
Registrant's telephone number,
including area code

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

The Registrant (the "Company") announced on April 6, 2004 the appointment of Maxim A. Soulimov as a member of the Company's Board of Directors. Annexed hereto as Exhibit 99.1 is a copy of the press release issued by the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits
                  Exhibit No.                 Description
                  ----------                  -----------
                  99.1                        Press release dated April 6, 2004


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: Alameda, California
         April 9, 2004

                            CALYPTE BIOMEDICAL CORPORATION
                            (Registrant)

                            /s/ Richard D. Brounstein
                            Richard D. Brounstein
                            Executive Vice President and Chief Financial Officer

[CALYPTE BIOMEDICAL LOGO]                                          NEWS RELEASE
--------------------------------------------------------------------------------
`1265 Harbor Bay Parkway o Alameda, CA  94502
www.calypte.com

Investor Relations Contact:
Tim Clemensen
212-843-9337
email: tclemensen@rubensteinir.com


                        Calypte Appoints New Board Member

    MAXIM A. SOULIMOV, DIRECTOR OF LEGAL AFFAIRS OF GLOBAL CORPORATE VENTURES
             LIMITED, APPOINTED TO THE COMPANY'S BOARD OF DIRECTORS


ALAMEDA, Calif., April 6, 2004 -- Calypte Biomedical Corporation (OTCBB: CYPT) a company engaged in developing rapid tests for HIV diagnosis and the developer and marketer of the only two FDA-approved HIV-1 antibody tests that can be used on urine samples, today announced that its Board of Directors has appointed Maxim A. Soulimov as a member of the Company's Board of Directors.

Maxim A. Soulimov was appointed to the Company's Board on April 2, 2004 pursuant to an August 2003 agreement between the Company and Marr Technologies BV ("MTBV") in which MTBV purchased $2.5 million of the Company's common stock and the Company agreed to grant MTBV the right to appoint two mutually-agreeable representatives to the Board. MTBV is currently the Company's largest stockholder, holding in excess of 28% of the Company's outstanding common stock Since November 2002, Mr. Soulimov has served as Director of Legal Affairs of Global Corporate Ventures Limited ("GCVL") of London, a company providing consultancy services to a variety of private investors including MTBV and its affiliates. From April 2000 through October 2002, Mr. Soulimov served as in-house legal counsel for Lukoil Europe Limited and Lukoil Europe Holdings Limited, private companies involved in the management of all Lukoil downstream companies outside the Russian Federation. From September 1997 to April 2000, Mr. Soulimov served as Trainee and then as Assistant Solicitor in the London firm of Norton Rose Solicitors. Mr. Soulimov holds a Degree in Modern Languages from Tver State University in Russia and an LLB Law degree from University of Hertfordshire in the United Kingdom.

Dr. J. Richard George, President and CEO of Calypte stated, "We are pleased to welcome Mr. Soulimov to our Board and look forward to his knowledge and guidance as we expand our marketing into Russia, where his business experience could prove to be a valuable asset."

Tony Cataldo, Executive Chairman of Calypte stated, "As Calypte focuses on the emerging HIV epidemic countries including China and Russia, Mr. Soulimov's experience in cross border mergers and acquisitions, restructuring, corporate finance and governance in Western and Eastern Europe may play a very vital role in Calypte's growth in those areas of the world."

About Calypte Biomedical:
Calypte Biomedical Corporation, headquartered in Alameda, California, is a public healthcare company dedicated to the development and commercialization of in vitro diagnostic tests, primarily for the detection of antibodies to Human Immunodeficiency Virus (HIV), and other sexually transmitted and infectious diseases. Calypte's currently marketed laboratory-based tests include an enzyme immunoassay (EIA) HIV-1 antibody screening test and an HIV-1 antibody western blot supplemental test, the only two FDA-approved HIV-1 antibody tests for use on urine samples, as well as an FDA-approved serum HIV-1 antibody western blot supplemental test. Calypte is actively engaged in developing new test products for the rapid detection of HIV and other infectious diseases. Calypte believes that there is a significant need for rapid detection of such diseases globally to control their proliferation, particularly in lesser-developed countries, which lack the medical infrastructure to support laboratory-based testing. Calypte believes that testing for HIV and other infectious diseases may make important contributions to public health.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing and access funds from its existing financing arrangements that will allow it to continue its current and future operations and whether demand for its test products in domestic and international markets will continue to expand. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC"), including its annual report on Form 10-KSB for the year ended December 31, 2003 and its subsequent filings with the SEC.